Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 4, 2005

Plum Creek Timber Company, Inc.
999 Third Avenue, Suite 4300
Seattle, Washington 98104

        Re: Registration Statement on Form S-8 of Plum Creek Timber Company, Inc.

Ladies and Gentlemen:

                We have acted as special counsel to Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), in connection with the registration of 9,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), issuable pursuant to the Plum Creek Timber Company, Inc. Amended and Restated Stock Incentive Plan (the “Plan”).

                This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

                In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following: (1) the registration statement on Form S-8 of the Company relating to the Shares to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on March 4, 2005 (such registration statement being hereinafter referred to as the “Registration Statement”); (2) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (3) the Amended and Restated By-laws of the Company, as certified by James A. Kraft, Senior Vice President, General Counsel and Secretary of the Company; (4) a specimen certificate evidencing the Common Stock; (5) the Plan; (6) the standard form of option agreement entered into between the Company and the employees, directors and officers receiving options and (7) certain resolutions of the Board of Directors of the Company relating to the Plan and the filing of the Registration Statement, as certified by James A. Kraft, Senior Vice President, General Counsel and Secretary of the Company. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

                In rendering the opinion set forth below, we have also assumed that each option or award agreement setting forth the terms of each grant of options or awards under the Plan is consistent with the Plan and has been or will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to the Plan will be in an amount at least equal to the par value of such Shares. We have also assumed that, upon issuance, the certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

                We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

                Based upon and subject to the foregoing, we are of the opinion that when (1) the Registration Statement becomes effective under the Securities Act; (2) certificates representing the Shares to be issued under the Plan in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (3) such certificates have been delivered and paid for in accordance with the terms and conditions of the Plan, such Shares will be validly issued, fully paid and nonassessable.

                We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

                                                   /s/   Skadden, Arps, Slate, Meagher & Flom LLP